Exhibit 99.1

Devine Entertainment Provides Corporate Status Update:

TORONTO -- JUNE 1, 2009 -- Devine Entertainment Corporation (OTCBB:DVNNF), announced today that a Cease Trade Order has been issued by the Ontario Securities Commission on May 26, 2009 due to the failure of the Company to file its annual audited financial statements, CEO and CFO certifications, management discussion and analysis and annual information form for the year ended December 31, 2008. Trading in the Company's shares has been halted in Canada for such period until further order by the Director. In addition to the Cease Trade Order, the Company is subject to the cease trade orders issued by the Autorite des marches financiers on May 14, 2009 and by the British Columbia Securities Commission on May 19, 2009, each of which was issued due to the failure of the Company to file and mail to its Shareholders audited financial statements for the year ended December 31, 2008. The Company intends to comply with the requirements of the Ontario Securities Commission, the Autorite des marches and the British Columbia Securities Commission in connection with the Cease Trade Orders.

Devine continues to pursue a series of corporate and production related financings that, if completed successfully in the near future, will put the Company on a stronger fiscal footing and provide the Company with sufficient financial resources to pay its auditors to complete the audit required in connection with the 2008 Financial Statements and the review required in connection with the March 31, 2009 Quarterly Financial Statements. The Company has applied for a partial revocation of the Cease Trade Order to be able to complete certain financings and the Company also intends, within a reasonable time, to apply to the Ontario Securities Commission the Autorite des marches and the British Columbia Securities Commission for a full revocation of the Cease Trade Orders.

The Company is also providing its second bi-weekly Default Status Report in accordance with National Policy 12-203: Cease Trade Orders for Continuous Disclosure Defaults ("NP 12-203"). The Company announced a delay in the filing and mailing of its audited comparative financial statements (including the Management's Discussion and Analysis related thereto) as well as the filing of its Management Information Circular for the year ended December 31, 2008, which are due to be filed and mailed to shareholders no later than June 9, 2009. Until such time as the 2008 Financial Statements have been filed, Devine intends to postpone the date for its annual meeting of shareholders for the year ended December 31, 2008, which was previously scheduled for June 30, 2009.

The Company confirms that, except as described herein and in its initial announcement: (i) there is no material change to the information set out in its initial announcement filed pursuant to NP 12-203; (ii) there has been no failure by the Company in fulfilling its stated intention with respect to satisfying the provisions of the alternative information guidelines set out in NP 12-203; (iii) there is no actual or anticipated specified default subsequent to that disclosed in the initial default announcement; and (iv) there is no other additional material information concerning the affairs of the Company that has not been generally disclosed.


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About Devine Entertainment

Devine Entertainment Corporation develops, creates, and produces award-winning television programming and feature films for worldwide distribution across multiple TV broadcast networks, cable and satellite networks, DVD and Internet markets. Specializing in cultural and educational programming as well as prime-time drama and comedy entertainment programming, the Company's titles have garnered more than 120 international film and television industry awards including 34 EMMY and Gemini nominations (winning 5 of each).. The Company has partnered with leading international distributors, broadcasters and co-producers, such as Sony BMG, Rogers Media, Beta Film, Hal Leonard, and The Carrere Group of France to finance, co-produce and distribute its award-winning film and television titles.

Among Devine's critically-acclaimed productions are its cultural and educational film series originally seen on HBO on history's landmark Composers', Inventors' and Artists', which have been broadcast in more than 50 countries. The Company continues to expand its proprietary library of high-quality film and television content. Among its general-audience primetime programming is the acclaimed one-hour mystery series, "Across the River to Motor City."

Headquartered in Toronto, the Company's common shares trade on the NASD OTCBB market in the U.S. under the symbol DVNNF. The Company's corporate website is www.devine-ent.com.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the future performance of Devine Entertainment Corporation. Forward-looking statements, specifically those concerning future performance and the achievement of operating profitability are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include the market acceptance of the Company's products and services; competition within the film and entertainment industry and the introduction of new entrants and/or products in the Company's markets; adverse changes in governmental regulations and policies affecting the film and entertainment industry; product development risks and risks of technological change; the risk of unanticipated expenses; and other risks and uncertainties all as described in the disclosure documents filed with securities regulatory authorities in accordance with applicable securities laws. Readers are cautioned that the foregoing list of factors is not exhaustive. Although the Company believes that the expectations conveyed by the forward-looking statements are reasonable based on information available to it on the date such forward-looking statements are made, no assurances can be given as to future results, levels of activity and achievements. All subsequent forward-looking statements, whether written or oral, attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The Company assumes no obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

Contact:
Devine Entertainment Corporation
Richard Mozer
416-364-2282, Toll-free: 877-338-4633
rmozer@rogers.com
or
Arnold Tenney
1-705-445-9505
atenney@devine-ent.com